Reg. Section 240.14a-101
                        SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                            (Amendment No. __)

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Filed  by a Party other than the Registrant [  ]
Check the appropriate box:
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      14a-6(e)(2))
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[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               Loews Corporation
--------------------------------------------------------------------------------
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                                      N/A
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(1)   Title of each class of securities to which transaction applies:  NA
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      state how it was determined):  NA
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                                     [LOGO]


                                     LOEWS
                                  CORPORATION



                               667 Madison Avenue
                         New York, New York  10021-8087

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           To Be Held on May 12, 1998

To the Shareholders:

  The Annual Meeting of Shareholders of Loews Corporation (the "Company") will be held at the Continental Club, 180 Maiden Lane, New York, New York, on Tuesday, May 12, 1998 at 11:00 A.M. New York City Time, for the following purposes:

 .   To elect twelve directors;

 .   To consider and act upon a proposal to ratify the appointment by the Board of Directors of Deloitte & Touche LLP as independent certified public accountants for the Company;

 .   To consider and act upon seven shareholder proposals; and

 .   To transact such other business as may properly come before the meeting or any adjournment thereof.

  Shareholders of record at the close of business on March 16, 1998 are entitled to notice of and to vote at the meeting and any adjournment thereof.

                                        By order of the Board of Directors,


                                                         BARRY HIRSCH
                                                           Secretary

Dated: March 26, 1998


         SHAREHOLDERS ARE URGED TO COMPLETE, DATE AND SIGN THE
         ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ACCOMPANYING
         ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED
         STATES.


                                   LOEWS
                                CORPORATION


                      --------------------------------


                              PROXY STATEMENT

                      --------------------------------


  This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Loews Corporation (the "Company") of proxies to be voted at the Annual Meeting of Shareholders of the Company to be held May 12, 1998. All properly executed proxies in the accompanying form received by the Company prior to the meeting will be voted at the meeting. Any proxy may be revoked at any time before it is exercised by giving notice in writing to the Secretary of the Company, by granting a proxy bearing a later date or by voting in person. The Company expects to mail proxy materials to the shareholders on or about March 26, 1998.

  The mailing address of the Company is 667 Madison Avenue, New York, N.Y. 10021-8087.

  As of March 16, 1998, the record date for determination of shareholders entitled to notice of and to vote at the meeting, there were 115,000,000 shares of Common Stock of the Company (the "Common Stock") outstanding. Each outstanding share is entitled to one vote on all matters which may come before the meeting. In accordance with the Company's by-laws and applicable law, the election of directors will be determined by a plurality of the votes cast by the holders of shares present in person or by proxy and entitled to vote. Consequently, the twelve nominees who receive the greatest number of votes cast for election as directors will be elected as directors of the Company. Shares present which are properly withheld as to voting with respect to any one or more nominees, and shares present with respect to which a broker indicates that it does not have authority to vote ("broker non-votes") will not be counted. The affirmative vote of shares representing a majority of the votes cast by the holders of shares present and entitled to vote is required to approve all of the other proposals to be voted on at the Annual Meeting. Shares which are voted to abstain on these matters will be considered present at the meeting, but since they are not affirmative votes for a proposal they will have the same effect as votes against such proposal. Broker non-votes are not counted as present.

Principal Shareholders

  The following table contains certain information as to all persons who, to the knowledge of the Company, were the beneficial owners of 5% or more of the outstanding shares of Common Stock. Except as otherwise noted, this information is as of February 28, 1998 and each such person has sole voting and investment power with respect to the shares set forth.

                                                         Amount
                                                     Beneficially        Percent
          Name and Address                               Owned          of Class
          ----------------                           ------------       --------

Laurence A. Tisch(1) .........................        17,749,348          15.4%
  667 Madison Avenue
  New York, N.Y.  10021-8087

Preston R. Tisch(1) ..........................        17,749,348          15.4%
  667 Madison Avenue
  New York, N.Y.  10021-8087

The Equitable Companies Incorporated .........         5,930,027           5.2%
  ("Equitable")(2)
  1290 Avenue of the Americas
  New York, N.Y.  10104

  (1) Laurence A. Tisch and Preston R. Tisch are each a Co-Chairman of the Board and Co-Chief Executive Officer of the Company and are brothers. James S. Tisch, President and Chief Operating Officer and a director of the Company, and Andrew H. Tisch, Chairman of the Management Committee and a director of the Company, are sons of Mr. L.A. Tisch. Jonathan M. Tisch, President and Chief Executive Officer of Loews Hotels and director of the Company, is the son of Mr. P.R. Tisch.

  (2) This information is as of December 31, 1997 and is based on a Schedule 13G report filed by Equitable. According to the report the shares were acquired for investment purposes and may be deemed to be beneficially owned by certain subsidiaries of Equitable. Equitable states in such report that it may be deemed to have sole voting power with respect to 1,815,410 shares, shared voting power with respect to 3,962,620 shares, sole dispositive power with respect to 5,928,547 shares and shared dispositive power with respect to 1,480 shares. The report states that it has been filed jointly on behalf of AXA-UAP, and four French mutual insurance companies, as a group, as parent holding companies.

Director and Officer Holdings

  The following table sets forth certain information as to the shares of Common Stock beneficially owned by each director and nominee, each executive officer named in the Summary Compensation Table, below, and by all executive officers and directors of the Company as a group, at February 28, 1998, based on data furnished by them.

                                                         Amount
                                                      Beneficially      Percent
          Name                                          Owned(1)       of Class
          ----                                        ------------     --------

Charles B. Benenson                                     155,550 (2)        *
John Brademas                                             1,110 (3)        *
Dennis H. Chookaszian                                     4,000 (4)        *
Paul J. Fribourg                                          6,000 (5)        *
Bernard Myerson                                          31,500 (6)        *
Edward J. Noha                                            1,500 (7)        *
Gloria R. Scott                                               0
Andrew H. Tisch                                           2,000 (8)        *
James S. Tisch                                           80,000 (9)        *
Jonathan M. Tisch                                       255,020(10)        *
Laurence A. Tisch                                    17,749,348          15.4%
Preston R. Tisch                                     17,749,348          15.4%
All executive officers and directors as a group      36,037,976          31.3%
 (22 persons including those listed above)

*Represents less than 1% of the outstanding shares of Common Stock.

(1) Except as otherwise indicated the persons listed as beneficial owners of the shares have sole voting and investment power with respect to such shares.

(2) These shares are owned by a partnership in which a revocable trust created by Mr. Benenson has a 75% interest and of which Mr. Benenson is general manager. In addition, 70,200 shares of Common Stock and 10,000 shares of common stock of CNA Financial Corporation ("CNA"), an 84%-owned subsidiary of the Company, are held by a charitable foundation. Mr. Benenson has shared voting and investment power with respect to the Common Stock and CNA common stock owned by such partnership and foundation.

(3)  In addition, Mr. Brademas owns 78 shares of CNA common stock.

(4)  In addition, Mr. Chookaszian owns 1,000 shares of CNA common stock.

(5) These shares are owned by an affiliate of Continental Grain Company ("Continental Grain"). Mr. Fribourg may be deemed to share beneficial ownership of these shares by virtue of his position as an executive officer of Continental Grain. However, Mr. Fribourg disclaims any such beneficial interest.

(6) In addition, Mr. Myerson's wife owns 2,500 shares of Common Stock as to which Mr. Myerson disclaims any beneficial interest.

(7)  In addition, Mr. Noha owns beneficially 450 shares of CNA common stock.

(8) In addition, 380 shares of Common Stock are owned by Mr. A.H. Tisch's son, as to which Mr. A.H. Tisch disclaims any beneficial interest and 20,000 shares of Common Stock are held by a charitable foundation as to which Mr. A.H. Tisch has shared voting and investment power.

(9) In addition, 58,000 shares of Common Stock are held by a charitable foundation as to which Mr. J.S. Tisch has shared voting and investment power.

(10) In addition, 64,000 shares of Common Stock are held by a charitable foundation as to which Mr. J.M. Tisch has shared voting and investment power.

                              ELECTION OF DIRECTORS
                                (Proposal No. 1)

  Pursuant to the by-laws of the Company, the number of directors constituting the full Board of Directors has been fixed by the Board at twelve. Accordingly, action will be taken at the meeting to elect a Board of twelve directors to serve until the next Annual Meeting of Shareholders and until their respective successors shall be duly elected and shall qualify. It is the intention of the persons named in the accompanying form of proxy, unless shareholders otherwise specify by their proxies, to vote for the election of the nominees named below, each of whom is now a director. The Board of Directors has no reason to believe that any of the persons named will be unable or unwilling to serve as a director. Should any of the nominees be unable or unwilling to serve, it is intended that proxies will be voted for the election of a substitute nominee or nominees selected by the Board of Directors.

  Set forth below is the name, age, principal occupation during the past five years and other information concerning each nominee.

  Charles B. Benenson, 85 - Officer and Director, Benenson Realty Company (real estate investments). Mr. Benenson has been a director of the Company since 1960 and is a member of the Audit Review Committee and the Incentive Compensation Committee.

  John Brademas, 71 - President Emeritus since 1992 and, prior thereto, President of New York University. Mr. Brademas is also a director of Scholastic, Inc., Texaco Inc. and Kos Pharmaceuticals, Inc. Mr. Brademas has been a director of the Company since 1982 and is a member of the Incentive Compensation Committee.

  Dennis H. Chookaszian, 54 - Chairman of the Board and Chief Executive Officer of the CNA Insurance Companies since September 1992. Prior thereto, Mr. Chookaszian was President and Chief Operating Officer of the CNA Insurance Companies. Mr. Chookaszian is a director of CNA and Mercury Finance Company. He has been a director of the Company since 1995.

  Paul J. Fribourg, 44 - Chairman of the Board of Directors and Chief Executive Officer of Continental Grain (international agribusiness and financial services) since April 1997. Prior thereto Mr. Fribourg was President, from 1994 to 1997, and Executive Vice President of Continental Grain. Mr. Fribourg also serves as a director of ContiFinancial Corporation, and has been a director of the Company since 1997.

  Bernard Myerson, 80 - Retired, formerly Chairman Emeritus of Sony Theatre Management Corporation. Mr. Myerson has been a director of the Company since 1963 and is a member of the Executive Committee.

  Edward J. Noha, 70 - Chairman of the Board of CNA since 1992. Prior thereto, Mr. Noha had been Chairman and Chief Executive Officer of the CNA Insurance Companies. Mr. Noha is also a director of Wheelabrator Technologies Inc. He has been a director of the Company since 1975.

  Gloria R. Scott, 59 - President, Bennett College, Greensboro, North Carolina. Dr. Scott has been a director of the Company since 1990 and is a member of the Audit Review Committee.

  Andrew H. Tisch, 48 - Chairman of the Management Committee since 1995. Prior thereto he had been Chairman of the Board and Chief Executive Officer of Lorillard, Inc. a wholly owned subsidiary of the Company. Mr. Tisch is Chairman of the Board of Bulova Corporation ("Bulova"), a 97% owned subsidiary of the Company, and a director of Zale Corporation. Mr. Tisch has been a director of the Company since 1985.

  James S. Tisch, 45 - President and Chief Operating Officer of the Company since 1994. Prior thereto he had been Executive Vice President. He is also a director of CNA, Diamond Offshore Drilling, Inc., a 50.3% owned subsidiary of the Company, and Vail Resorts, Inc. Mr. Tisch has been a director of the Company since 1986 and is a member of the Finance Committee and the Management Committee.

  Jonathan M. Tisch, 44 - President and Chief Executive Officer of Loews Hotels. He has been a director of the Company since 1986 and is a member of the Management Committee.

  Laurence A. Tisch, 75 - Co-Chairman of the Board and Co-Chief Executive Officer of the Company. Prior to 1994, Mr. Tisch had been the Chairman of the Board and Co-Chief Executive Officer of the Company. Mr. Tisch is also Chief Executive Officer of CNA and a director of CNA and Bulova. In addition, he served as Chairman, President and Chief Executive Officer and a director of CBS Inc. ("CBS") until November 24, 1995. Mr. Tisch also serves as a director of Automatic Data Processing, Inc. He has been a director of the Company since 1959 and is a member of the Executive and Finance Committees.

  Preston R. Tisch, 71 - Co-Chairman of the Board and Co-Chief Executive Officer of the Company. Prior to 1994, Mr. Tisch had been President and Co-Chief Executive Officer of the Company. Mr. Tisch served as Postmaster General of the United States from August 15, 1986 to February 26, 1988. Prior thereto he had served as President and Chief Operating Officer of the Company since 1969 and as a director of the Company since 1960. He was re-elected a director of the Company in March 1988 and is Chairman of the Executive Committee. He is a director of Bulova, CNA, Hasbro, Inc. and Rite Aid Corporation.

Committees

  The Company has an Audit Review Committee, a Finance Committee, a Management Committee, an Incentive Compensation Committee and an Executive Committee. The Company has no nominating committee or compensation committee.

  The functions of the Audit Review Committee include recommendation to the Board of Directors with respect to the engagement of the Company's independent certified public accountants, review of the scope and effectuation of the audit engagement and of the Company's internal audit procedures, approval of each service performed by the independent accountants, and review of the Company's internal accounting controls.

Attendance at Meetings

  During 1997 there were eight meetings of the Board of Directors and one meeting of the Audit Review Committee. Each director of the Company attended not less than 75% of the total number of meetings of the Board of Directors and committees of the Board on which such director serves.

Director Compensation

  Each director who is not an employee of the Company is paid an annual retainer of $25,000 for serving as a director. In addition, members of the Audit Review Committee and of the Incentive Compensation Committee are paid $1,000 for each meeting attended.

                             EXECUTIVE COMPENSATION

  The following table sets forth information for the years indicated regarding the compensation of the Co-Chief Executive Officers and each of the other three most highly compensated executive officers of the Company as of December 31, 1997, for services in all capacities to the Company and its subsidiaries.


                                    SUMMARY COMPENSATION TABLE

                                                     Annual Compensation
                                          ----------------------------------------
                                                                        Long-Term
       Name and                                        Other Annual   Compensation     All Other
  Principal Position            Year      Salary (1)   Compensation    Payouts (2)   Compensation
  ------------------            ----      ----------   ------------   ------------   ------------

L.A. Tisch                      1997     $  990,046                    $1,125,000     $60,210 (4)
  Co-Chairman of the            1996        997,796                       830,000      46,652
  Board and Co-Chief            1995        861,758                                    60,072
  Executive Officer (3)
P.R. Tisch                      1997        987,046     $447,369 (5)    1,125,000      60,210 (4)
  Co-Chairman of the            1996        994,796      413,886          830,000      46,652
  Board and Co-Chief            1995      1,770,335      398,493                       60,072
  Executive Officer

J.S. Tisch                      1997        940,142                                    32,275 (6)
  President and Chief           1996        873,046                                    31,316
  Operating Officer             1995        806,190                                    30,803

A.H. Tisch                      1997        940,142                                     7,905 (8)
  Chairman of the Management    1996        873,046                                     6,739
  Committee(7)                  1995        806,260                                     6,194

J.M. Tisch                      1997        940,142                                     6,272 (8)
  President and Chief           1996        873,046                                     5,314
  Executive Officer of          1995        806,176                                     4,798
  Loews Hotels

  (1) Salary includes payments to the named individual based on benefit choices under the Company's flexible benefits plan.

  (2)  Represents payout under the Company's Incentive Compensation Plan for
Executive Officers (the "Incentive Compensation Plan") based upon awards in
1996. Under the Incentive Compensation Plan, three single year awards were granted to each of L.A. Tisch and P.R. Tisch. Each award represents a designated percentage of the Company's consolidated after tax net income, exclusive of realized investment gains and losses, for designated performance periods.

  (3) Mr. L.A. Tisch served as President and Chief Executive Officer of CBS until November 24, 1995 when the merger (the "Merger") of CBS with a subsidiary of Westinghouse Electric Corporation was consummated. Prior to that time, Mr.
Tisch's salary from the Company had been reduced for so long as he was devoting a principal amount of his time to CBS. See "Employment Agreements," below. Mr.
Tisch received from CBS salary and bonus aggregating $1,690,390 for 1995
(a portion of which was deferred). In addition, in connection with the Merger, he received $1,171,190 in 1995

                                     6

representing payment of previously deferred compensation and $11,601,958 in settlement of rights held by him under the CBS Stock Rights Plan.

  (4)  Includes for each individual the annual contribution under the Company's
Employees Savings Plan and related allocation under the Benefit Equalization
Plan aggregating $34,210, $20,652 and $34,072 for 1997, 1996 and 1995,
respectively. Also includes for each individual director's fees paid by CNA amounting to $26,000 for each of 1997, 1996 and 1995.

  (5) Represents the incremental cost of personal benefits provided by the Company, including $400,000, $370,000 and $345,000, respectively, for 1997, 1996 and 1995 for the use by Mr. P.R. Tisch of an apartment at a Company operated hotel in New York City for the convenience of the Company and its Hotel
Division.

  (6)  Includes the annual contribution under the Company's Employees Savings
Plan and related allocation under the Benefit Equalization Plan aggregating
$6,275, $5,316 and $4,803 for 1997, 1996 and 1995, respectively. Also includes director's fees paid by CNA amounting to $26,000 for each of 1997, 1996 and 1995.

  (7)  Mr. A.H. Tisch served as Chairman of the Board and Chief Executive
Officer of Lorillard, Inc. through May 31, 1995 and has served as Chairman of the Management Committee since October 17, 1995. Prior to October 17, 1995 he had been a member of the Management Committee since October 18, 1994.

  (8)  Represents the annual contribution under the Company's Employees Savings
Plan and related allocation under the Benefit Equalization Plan.

Employment Agreements

  The Company is party to employment agreements with each of Laurence A. Tisch and Preston R. Tisch (together, the "Employment Agreements") which expire on
December 31, 1998. Each agreement provides for a basic salary for each of Mr.
L.A. Tisch and Mr. P.R. Tisch of $975,000 per annum, subject to such increases as the Board of Directors may from time to time determine in its sole discretion. The Employment Agreements also provide each of the Messrs. Tisch the right to participate in the Incentive Compensation Plan.

  The Employment Agreements provide for the payment of supplemental retirement benefits to each of Mr. L.A. Tisch and Mr. P.R. Tisch in an amount equal to the excess, if any, of (i) the retirement benefits payable under the Company's
Retirement Plan without giving effect to benefit limitations imposed by the Retirement Plan and the Internal Revenue Code, over (ii) retirement benefits actually paid under such Plan as limited by such provisions. These supplemental benefits are equivalent to the benefits provided under the Benefit Equalization
Plan (see "Pension Plan," below). Incentive compensation awarded the Messrs.
Tisch under the Incentive Compensation Plan are included in the computation of their respective pensionable earnings in determining supplemental benefits under the Employment Agreements, but in no event will such supplemental benefits duplicate benefits under the Benefit Equalization Plan. The Company's Retirement
Plan requires that pension payments commence in the year following the year in which a participant attains age 70 1/2. Messrs. L.A. Tisch and P.R. Tisch are currently receiving pension payments under the Retirement Plan and supplemental retirement benefits under their Employment Agreements.

  Mr. L.A. Tisch's basic salary had been reduced for so long as he was devoting a principal amount of his time to CBS. Mr. Tisch served as President and Chief
Executive Officer of CBS from January 1987 to November 24, 1995 when the Merger of CBS with a subsidiary of Westinghouse was consummated. The reduction in Mr.
L.A. Tisch's remuneration from the Company is not considered for purposes of determining his supplemental retirement and other salary related benefits;
however his supplemental retirement benefits have been reduced as a result of retirement benefits actually paid to him under retirement plans of CBS.
Additionally, retirement benefits payable to Mr. P.R. Tisch

                                     7

have been adjusted to account for retirement benefits paid to him when he retired from the Company to serve as Postmaster General of the United States.

Pension Plan

  The Company provides a funded, tax qualified, non-contributory retirement plan for salaried employees, including executive officers (the "Retirement Plan") and an unfunded, non-qualified, non-contributory Benefit Equalization Plan (the
"Benefit Equalization Plan") which provides for the accrual and payment of benefits which are not available under tax qualified plans such as the Retirement Plan. The following description of the Retirement Plan gives effect to benefits provided under the Benefit Equalization Plan.

  Effective January 1, 1998, the Retirement Plan was converted to a cash balance plan. A cash balance plan is a form of non-contributory, defined benefit pension plan in which the value of each participant's benefit is expressed as a nominal cash balance account established in the name of such participant. The cash balance in each account is increased annually based on a specified percentage of annual earnings (based on the participant's age) and a specified interest rate
(which is established annually for all participants). At retirement or termination of employment, a vested participant is entitled to receive the cash balance of his or her account in a lump sum or such lump sum can be converted to a monthly annuity. Compensation under the Retirement Plan consists of salary paid by the Company and its subsidiaries included under the heading "Salary" in the Summary Compensation Table above. Pension benefits are not subject to reduction for Social Security benefits or other amounts.

  Participants with at least five years of service whose combined age and years of service equaled at least 60 at January 1, 1998 are entitled to a minimum retirement benefit equal to the benefit they would have earned under the Retirement Plan before its conversion to a cash balance plan. This minimum benefit is based upon average final compensation (i.e., the highest average annual salary during any period of five consecutive years of ten years immediately preceding retirement) and years of credited service with the Company. The following table shows estimated annual benefits upon retirement under the Retirement Plan for various average compensation and credited service, based upon normal retirement at January 1, 1998 and a straight life annuity form of pension.

                               PENSION PLAN TABLE


Average Final                      Estimated Annual Pension for
Compensation                 Representative Years of Credited Service
-------------                ----------------------------------------

                15         20         25         30            35           40
                --         --         --         --            --           --

$  600,000   $108,000   $153,600   $201,600   $249,600    $  297,600  $  345,600
   800,000    144,000    204,800    268,800    332,800       396,800     460,800
 1,000,000    180,000    256,000    336,000    416,000       496,000     576,000
 1,200,000    216,000    307,200    403,200    499,200       595,200     691,200
 1,400,000    252,000    358,400    470,400    582,400       694,400     806,400
 1,600,000    288,000    409,600    537,600    665,600       793,600     921,600
 1,800,000    324,000    460,800    604,800    748,800       892,800   1,036,800
 2,000,000    360,000    512,000    672,000    832,000       992,000   1,152,000
 2,200,000    396,000    563,200    739,200    915,200     1,091,200   1,267,200
 2,400,000    432,000    614,400    806,400    998,400     1,190,400   1,382,400

                                     8

  The years of credited service of Messrs. A.H. Tisch, J.M. Tisch, J.S. Tisch, L.A. Tisch and P.R. Tisch are twenty-four, eighteen, twenty, thirty-five and thirty-five, respectively.

               BOARD OF DIRECTORS REPORT ON EXECUTIVE COMPENSATION

General

  The Company's policy regarding executive compensation has been adopted by the Board of Directors. The Board of Directors has no compensation committee. The members of the Audit Review Committee have from time to time acted as a special compensation committee for purposes of recommendation to the Board of Directors with respect to the Company's Co-Chief Executive Officers. See "Co-Chief Executive Officers," below. The Company's executive compensation consists solely of base annual salary and, with respect to the Company's Co-Chief Executive Officers, incentive compensation under the Company's Incentive Compensation Plan. In addition, executive officers participate, along with other salaried employees, in the Company's Employees Savings Plan and Retirement Plan. There is currently no bonus, stock option or long term incentive program, except for the Incentive Compensation Plan.

  The overall objective of the Company's executive compensation policy is to attract and motivate a high level of performance by the Company's executive officers. To accomplish this objective, compensation levels are based upon an evaluation of the individual's performance and cash salaries paid to executives in similar positions by companies with comparable revenues. In determining comparable salaries the Company participates in and analyzes two management compensation surveys. These surveys have been selected primarily because of the broad range of companies of various sizes included in them, the manner in which the information is presented and, with respect to one such survey, the consistency of the data presented. One survey includes two of the six companies included in the Standard & Poors Financial Diversified Index and the other survey does not include any of the companies included in that index (see "Stock Price Performance Graph," below). In most cases, the Company seeks to maintain compensation levels for executive officers (as well as salaried employees generally) between the 50th and 75th percentiles of cash compensation paid by companies with comparable revenues. However, as a result of evaluation of job performance as well as length of service, the compensation levels of a majority of the Company's executive officers fall above these parameters.

Co-Chief Executive Officers

  The compensation of the Company's Co-Chief Executive Officers has been established pursuant to the Employment Agreements negotiated between the Company and each of the Co-Chief Executive Officers. The Employment Agreements provide for increases in remuneration as the Board of Directors may from time to time determine in its sole discretion, although no action has been taken or requested in relation to this provision.

  Under the Internal Revenue Code, the amount of compensation paid to or accrued for the Co-Chief Executive Officers and the three other most highly compensated executive officers which may be deductible by the Company for federal income tax purposes is limited to $1 million per person per year, except that compensation which is considered to be "performance-based" under the Internal Revenue Code and the applicable regulations is excluded for purposes of calculating the amount of compensation.

  To the extent the Company's compensation policy can be implemented in a manner which maximizes the deductibility of compensation paid by the Company, the Board of Directors will seek to do so. Accordingly, in 1996 the Employment Agreements with the Company's Co-Chief Executive Officers were amended to, among other things, reduce basic compensation from $1,750,000 per

                                     9

annum to $975,000 per annum (see "Employment Agreements," above) and the Company adopted the Incentive Compensation Plan for the purpose of causing the compensation expense associated with such plan to qualify as performance-based compensation. In accordance with the Incentive Compensation Plan, in February 1996 the Incentive Compensation Committee granted each of the Company's Co-Chief Executive Officers awards of a maximum of $830,000 for the year 1996 and a maximum of $1,125,000 for each of the years 1997 and 1998, the payment of which is subject to the attainment of specified performance goals in relation to after-tax net income of the Company, excluding realized investment gains and losses.


By the Board of Directors:          Charles B. Benenson       Gloria R. Scott
                                    John Brademas             Andrew H. Tisch
                                    Dennis H. Chookaszian     James S. Tisch
                                    Paul J. Fribourg          Jonathan M. Tisch
                                    Bernard Myerson           Laurence A. Tisch
                                    Edward J. Noha            Preston R. Tisch

            COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  Messrs. D.H. Chookaszian, A.H. Tisch, J.M. Tisch, J.S. Tisch, L.A. Tisch, and P.R. Tisch, each of whom are directors of the Company, also serve as officers of the Company or its subsidiaries. In addition, Messrs. B. Myerson and E.J. Noha, each of whom are directors, have formerly served as officers of the Company or its subsidiaries.

                              CERTAIN TRANSACTIONS

  Messrs. L.A. Tisch and P.R. Tisch and their affiliates reimbursed to the Company approximately $3,677,000 in the aggregate for the utilization by them of the services of certain employees and facilities of the Company during 1997.

  A limited partnership, the general partner of which is owned and managed by Daniel R. Tisch, a son of Laurence A. Tisch, is the investment advisor to a fund in which a subsidiary of the Company has invested approximately $8 million.

  Continental Grain, of which Paul J. Fribourg, a director of the Company, is a shareholder, director and executive officer, from time to time purchases marine cargo and other insurance from insurance subsidiaries of CNA. Annual premiums for such insurance aggregated approximately $3 million in 1997.

  See "Compensation Committee Interlocks and Insider Participation" above, for information with respect to relationships between certain members of the Board of Directors and the Company.

                                     10

                        STOCK PRICE PERFORMANCE GRAPH

  The following graph compares the total annual return of the Company's Common Stock, the Standard & Poor's 500 Composite Stock Index ("S&P 500 Index") and the Standard & Poor's Financial Diversified Stock Index ("S&P Financial Diversified") for the five years ended December 31, 1997. The graph assumes that the value of the investment in the Company's Common Stock and each Index was $100 on December 31, 1992 and that all dividends were reinvested.

                             1992    1993     1994     1995     1996     1997
                             ----    ----     ----     ----     ----     ----

Loews Corporation             100    78.24    73.88   134.64   163.91   186.37
S&P 500 Index                 100   110.08   111.53   153.45   188.68   251.63
S&P Financial Diversified     100   119.46   115.18   184.99   238.28   375.64

                       RATIFICATION OF THE APPOINTMENT OF
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
                                (Proposal No. 2)

  Upon the recommendation of the Audit Review Committee of the Board of Directors, none of whose members is an officer of the Company, the Board of Directors of the Company has selected the firm of Deloitte & Touche LLP, independent certified public accountants, as the principal independent auditors of the Company for the year ending December 31, 1998, subject to ratification by the shareholders. Deloitte & Touche LLP served as the Company's independent auditors during 1997. If the appointment of the firm of Deloitte & Touche LLP is not approved or if that firm shall decline to act or their employment is otherwise discontinued, the Board of Directors will appoint other independent auditors. Representatives of Deloitte & Touche LLP are expected to be present at the

                                     11

Annual Meeting, at which time they will be available to respond to appropriate questions from shareholders and be given an opportunity to make a statement if they desire to do so.

          The Board of Directors recommends a vote FOR Proposal No. 2.

                             SHAREHOLDER PROPOSALS

  The Company has been advised that seven shareholder proposals described below will be presented at the Annual Meeting. For the reasons set forth below, the Board of Directors recommends a vote against each proposal.

                   SHAREHOLDER PROPOSAL RELATING TO REPORTING OF
                             EXECUTIVE COMPENSATION
                                (Proposal No. 3)

  Evelyn Y. Davis, 2600 Virginia Avenue, N.W., Washington, D.C. 20037, owner of 122 shares of Common Stock, has notified the Company in writing that she intends to present the following resolution at the Annual Meeting for action by the shareholders:

       "RESOLVED: That the shareholders recommend that the Board take the necessary step that Loews specifically identify by name and corporate title in all future proxy statements those executive officers, not otherwise so identified, who are contractually entitled to receive in excess of $250,000 annually as a base salary, together with whatever other additional compensation bonuses and other cash payments were due them.

       "REASONS: In support of such proposed Resolution it is clear that the shareholders have a right to comprehensively evaluate the management in the manner in which the Corporation is being operated and its resources utilized. At present only a few of the most senior executive officers are so identified, and not the many other senior executive officers who should contribute to the ultimate success of the Corporation. Through such additional identification the shareholders will then be provided an opportunity to better evaluate the soundness and efficacy of the overall management.

    "If you AGREE, please mark your proxy FOR this proposal."

        The Board of Directors recommends a vote AGAINST Proposal No. 3.

  The disclosure of executive compensation has been required by the rules of the Securities and Exchange Commission for many years. In accordance with these rules, this Proxy Statement includes detailed information regarding the compensation of the five highest paid executive officers of the Company. This proposal seeks to impose on the Company a unique, overly broad disclosure obligation to which, to the best knowledge of the Company, no other public company is subject. The Board believes that a public rule-making proceeding before the Securities and Exchange Commission is the appropriate forum for the consideration of proposals such as this. Accordingly, the Board recommends a vote against this proposal.

                SHAREHOLDER PROPOSAL RELATING TO CIGARETTE USE BY
                                 PREGNANT WOMEN
                                (Proposal No. 4)

  The Minnesota State Board of Investment, Suite 105, MEA Building, 55 Sherburne Avenue, St. Paul, MN 55155, beneficial owner of 78,900 shares of Common Stock, and Mercy Health Services, 34605 Twelve Mile Road, Framington Hills, MI 48331, a beneficial owner of 1,800 shares of

                                     12

Common Stock, have notified the Company in writing that they intend to present the following resolution at the Annual Meeting for action by the shareholders:

 "Whereas Geoffrey C. Bible, Chairman and CEO of Philip Morris Companies, said at its annual meeting, April 27, 1995, 'It would be sensible for mothers who are pregnant not to smoke,' and 'I think it would be sensible for pregnant women not to smoke':

 "In making these declarations, Bible explicitly acknowledged the harm that cigarettes cause the fetus when he indicated his comments paralleled the Surgeon General's Warning: 'Smoking by Pregnant Women May Result in Fetal Injury, Premature Birth, and Low Birth Weight';

 "A recent analysis of the harm to fetuses and to newborns caused by cigarettes indicates that cigarettes cause up to 141,000 abortions, 61,000 cases of low birth weight, 4,800 perinatal deaths, and 2,200 deaths from Sudden Infant Death Syndrome [SIDS] each year in this country;

 "Smoking kills at least 100 times as many babies every year as 'partial-birth abortions';

 "A 1996 Emory University study showed that pregnant women smokers are 50 percent more likely to have mentally retarded children; those smoking a pack a day were 85 percent more likely to give birth to a retarded child;

 "A report in the British Medical Journal [1996], encompassing more than 350,000 births over a two-year period, found that exposure to tobacco smoke is a much bigger risk factor for SIDS than was previously suspected. Keeping newborns away from tobacco smoke should reduce the death rate from SIDS by nearly two-thirds;

 "Cigarettes impair fertility and reduce a woman's capacity to nurse;

 "In issuing the recall of 8 billion cigarettes in May 1995 because of suspected contamination, Philip Morris expressed particular concern that pregnant women avoid the undesired toxin it had identified in its cigarette filters; and

 "Concerned about protecting the unborn from harm, the manufacturer of Accutane, another product known to be toxic to the fetus, conducted an extensive educational campaign designed to inform both physicians and potential consumers about the importance of women not using Accutane if they are or might become pregnant;

    "RESOLVED: Shareholders request management to prepare a report on the steps that Loews will take [beyond present periodic inclusion of warnings on cigarette packages] to warn women of child-bearing age of the harm caused by their tobacco use both before and after birth to infants. The report should be produced at reasonable expense and be provided to requesting shareholders by no later than January 1, 1999.

    "SUPPORTING STATEMENT: Study after study shows that the cigarette is a major cause of fetal and neonatal harm. Cigarettes continue to cause serious injury in pregnancy and in the neonatal period despite a warning on cigarette packs and in some advertising. If you believe Loews should explore ways it can reduce the harm its products cause to infants, please vote YES."

       The Board of Directors recommends a vote AGAINST Proposal No. 4.

  Lorillard Tobacco Company ("Lorillard") believes that the potential health risks associated with cigarette smoking generally, as well as those risks associated with pregnancy and smoking have been widely publicized for many years. A clear warning notice specifically directed at the risks associated

                                     13

with pregnancy has been included as one of the four rotating warnings required by federal law on cigarette packages and advertising since 1985. Lorillard strictly complies with this federal requirement and believes that any additional warning notices should be established as the result of federal legislation. Accordingly, the Board of Directors recommends a vote against this proposal.

                         SHAREHOLDER PROPOSAL RELATING TO
                     EXECUTIVE COMPENSATION AND TEEN SMOKING
                               (Proposal No. 5)

  The Sisters of Charity of the Incarnate Word, 6510 Lawndale, Houston, TX 77223-0969, owner of 100 shares of Common Stock, and Christian Brothers Investment Services, Inc., 675 Third Avenue, New York, New York 10017-5704, owner of 50,900 shares of Common Stock, have notified the Company in writing that they intend to present the following resolution at the Annual Meeting for action by the shareholders:

    "WHEREAS our Company's executives consistently have stated they adamantly oppose smoking by minors at the same time they have been accused of presiding over marketing tactics in the United States and in other countries which have been shown to influence young people to smoke our brands.

    "In exchange for protections from some types of lawsuits and punitive damages, many of these same corporate executives have supported decisions that include payment of fines if smoking by teenagers does not drop drastically by specific dates. Under the penalty section of the proposed 'settlement' smoking by people 18 or younger must fall 30% within five years, 50% within seven years and 60% within ten years. For each percentage point representing failure to meet these targets, tobacco companies will be required as a group to pay an $80 million fine, up to a maximum of $2 billion annually.

    "Companies may receive a rebate of 75 percent of any fine if they demonstrate having made good-faith efforts to reduce youth smoking, we believe this position is compromised by the fact that management has thus far refused to support shareholder requests for independent studies to demonstrate that our company's marketing approaches are not violating the industry's Code of Conduct not to market to young people.

    "In discussions related to post-'settlement' negotiations, it has been reported that the Clinton Administration has decided to insist on even tougher penalties on tobacco companies (which will affect shareholder value in these companies) if smoking by teenagers does not drop by specific targets over the next decade.

    "Since it has been shown that the majority of those addicted to the nicotine in cigarettes began smoking as minors, such an agreement could, in the long term, have serious implications on future domestic sales of our tobacco products. Also, such fines may adversely affect dividends, yet seemingly will not negatively affect executive compensation.

    "We believe any 'settlement' costs must be born not only by shareholders but that management must accept responsibility to make sure shareholder value is not adversely affect by its decisions.

    "We also believe financial and social criteria both should be balanced and considered in fixing compensation packages for top officers, especially when their decisions may adversely affect shareholder value, as could happen in a case like this.

    "RESOLVED: shareholders request the Board to create a formula linking future executive compensation packages with compliance with federally-mandated decreases in teen smoking in a

                                     14

way that penalizes these executives when the company is not found in compliance with the goals determined and rewards them for meeting these goals.

 "SUPPORTING STATEMENT: If you agree that all parties should bear the cost of any penalties incurred by our Company's possible future non-compliance in reducing teen smoking, including the executives who agree to and must oversee implementation of plans geared to insure such reductions, please vote 'yes' for this resolution."

         The Board of Directors recommends a vote AGAINST Proposal No. 5.

  The proposed resolution ("Proposed Resolution") of tobacco issues reached in the Memorandum of Understanding entered into between Lorillard and other companies in the United States tobacco industry, and a group of state attorneys general and others, on June 20, 1997, provides for a comprehensive framework to resolve many of the regulatory and other issues affecting the United States tobacco industry. This comprehensive framework includes substantial incentives for tobacco companies and their executives to work toward the reduction of smoking by people under the age of 18.

  In addition to the severe penalties that may be imposed upon Lorillard and other tobacco companies if youth smoking does not decline by specified percentages within defined timetables, the Proposed Resolution requires specific, on-going and verifiable changes in corporate culture. These include the establishment of corporate policies and programs to ensure full compliance with both the letter and the spirit of the Proposed Resolution, including its goal of preventing underage tobacco use. Lorillard and other cigarette manufacturers would be subject to fines and penalties for breaching their obligations concerning the development, implementation and enforcement of these corporate principles and compliance plans.

  Lorillard believes that the carefully balanced system of penalties and incentives already provided by the Proposed Resolution is the best way possible to assure a substantial and meaningful reduction in youth smoking and that additional penalties directed specifically to executive compensation are inappropriate. Accordingly, the Board of Directors recommends a vote against this proposal.

             SHAREHOLDER PROPOSAL RELATING TO INDEPENDENT DIRECTORS
                                 (Proposal No. 6)

  The Sisters of Charity of the Incarnate Word Retirement Trust, 2600 North Loop West, Houston, TX 77092, owner of 8,900 shares of Common Stock, and Immaculate Heart Missions, Inc., 4651 North 25th Street, Arlington, VA 2207, owner of 2,700 shares of Common Stock, have notified the Company in writing that they intend to present the following resolution at the Annual Meeting for action by the shareholders:

 "RESOLVED: The shareholders of Loews urge the Company's Board of Directors to take the steps necessary to amend the company's By-Laws, after the 1998 annual meeting, to provide that the Board of Directors shall consist of a majority of independent directors. For these purposes, the definition of independent director shall mean a director who:

  "has not been employed by the Company or an affiliate in an executive capacity within the last five years;

  "was not, and is not a member of a corporation or firm that is one of the Company's paid advisers or consultants;

  "is not employed by a customer, supplier or provider of professional services to the Company;

                                     15

  "has no personal services contract with the Company;

  "is not employed by a foundation or university that receives grants or endowments from the Company;

  "is not a relative of anyone in the management of the Company;

  "is not an officer of a company on which the Company's Chairman or Chief Executive Officer is also a board member.

 "SUPPORTING STATEMENT: A Board of Directors must formulate corporate policies and monitor the activities of management in implementing those policies. Given the critical importance of these functions, we believe that it is in the best interest of all stockholders that a majority of board members be independent. The purpose of this proposal is to incorporate within the Board of Directors a basic standard of independence that we believe will permit clear and objective decision making in the best long term interests of shareholders. This proposal is prompted by our belief that the employment, business, and family relationships of any corporate director has the potential to raise conflicts of interest that may limit the vigilance and diligence of the board.

 "Proposals similar to this have been championed by a number of prominent institutional investors including the Florida Retirement System and the California Public Employees Retirement System, other city and state pension funds, and many other institutional investors supporting responsible corporate governance practices. As a result, this proposal for governance reform has often received large votes by shareholders including last year at Loews where a 22% vote supported this request.

 "In addition, many investors concerned about health issues related to Loew's tobacco business and our potential legal liabilities feel our Board has taken a defensive position and given inadequate creative leadership to this issue. The Loews Board has not promoted new, imaginative approaches on tobacco, an issue that is of central importance to the financial future of this company. We believe a truly independent board will better protect shareholder interests on the controversial questions of litigation related to our tobacco business.

 "The definition of 'independent director' established in this proposal provides clear guidance in determining whether or not a given director is independent for purposes of determining the composition of the board. Adoption of this proposal would assure that the Company has the governance structures necessary to achieve its goals profitably and responsibly."

          The Board of Directors recommends a vote AGAINST Proposal No. 6

  Individuals are selected for nomination to serve as directors of the Company based on their experience, competence and integrity. The Board believes that a proposal such as this one, which would establish an unduly rigid and restrictive requirement to be met by a majority of the Board of Directors, is not in the best interests of the Company and its shareholders. At the same time, the Board recognizes the benefits of having independent, non-management Board members, as well as management directors, serving on the Board of Directors. At present, six of the members of the Board are not employed by the Company, and four have never been employed by the Company. Moreover, the Audit Review Committee and the Incentive Compensation Committee of the Board of Directors each consist entirely of non-management directors. Accordingly, the Board of Directors recommends a vote against this proposal.

                                     16

              SHAREHOLDER PROPOSAL RELATING TO CONFIDENTIAL VOTING
                              (Proposal No. 7)

  The International Brotherhood of Teamsters, on behalf of the Teamsters Affiliates Pension Fund, 25 Louisiana Avenue, NW, Washington, D.C. 20001, owner of 18,400 shares of Common Stock, has notified the Company in writing that it intends to present the following resolution at the Annual Meeting for action by the shareholders:

    "RESOLVED: That the shareholders of the Corporation request that the board of directors adopt and implement a policy requiring all proxies, ballots and voting tabulations that identify how shareholders voted be kept confidential, except when disclosure is mandated by law, such disclosure is expressly requested by a shareholder or during a contested election for the board of directors, and that the tabulators and inspectors of election be independent and not the employees of the Corporation.

    "SUPPORTING STATEMENT: The confidential ballot is fundamental to the American political system. This principle ensures that votes are not subjected to actual or perceived coercive pressures. We believe that voting fairly reflects a voter's conviction when the process remains confidential from all those affected by the results. It is time to apply this fundamental principle to Loews.

    "Many excellent companies, such as Coca-Cola Co., Dow Chemical, Georgia-Pacific Corp., Gillette, Kimberly Clark, Louisiana Pacific, and Quaker Oats, use confidential voting. Anheuser-Busch, Consolidated Freightways, PNC Bank, and Pepsico, have each adopted this policy following proposals from Teamster affiliated investors.

    "One of shareholders prerogatives is the ability to register votes without fear of management reprisal. For employee shareholders this is especially important. Employee shareholders, including top managers, may have particular perspective on the company's problems, yet they may also have the most reason to fear reprisals.

    "Adopting this policy may be one small step in restoring much needed shareholder confidence. Loews' performance, over the past five years, has earned it a place on the Council of Institutional Investors focus list.

    "We believe that confidential voting is one of the most basic reforms needed in the proxy voting system and that the system must be free of the possibility of pressure and the appearance of retaliation.

    "For all of the above reasons we urge you to vote FOR this proposal."

        The Board of Directors recommends a vote AGAINST Proposal No. 7.

  The tabulators and inspectors of election for shareholder meetings are employees of ChaseMellon Shareholder Services, LLC, the transfer agent and registrar for the Common Stock, and are not employees of the Company. Establishment of an unnecessary confidential voting procedure could make more difficult the proxy soliciting process now performed by the Company's employees, which could require the Company to incur the added expense of hiring a professional proxy solicitor. The Board believes that the present system of proxy voting, which has served the Company and its shareholders admirably for many years, is not in need of change, and, accordingly, the Board of Directors recommends a vote against this proposal.

                                     17

             SHAREHOLDER PROPOSAL RELATING TO A NOMINATING COMMITTEE
                               (Proposal No. 8)

  The Kentucky State District Council of Carpenters, 632 Comanche Trail, Frankfort, KY 40601, owner of approximately 2,000 shares of Common Stock, have notified the Company in writing that it intends to present the following resolution at the Annual Meeting for action for the shareholders:

    "RESOLVED: The shareholders of Loews Corporation ("Company") urge the Company's board of directors to take the necessary steps to amend the Company's by-laws to establish a Nominating Committee ("Committee") of the board of directors to be composed exclusively of independent directors. For these purposes, the definition of independent director shall mean a director who:

    "has not been employed by the Company or an affiliate in an executive capacity within the last five years;

    "was not, and is not a member of a corporation or firm that is one of the Company's paid advisers or consultants;

    "is not employed by a customer, supplier or provider of professional services to the Company;

    "has no personal services contract with the Company;

    "is not employed by a foundation or university that receives grants and endowments from the Company;

    "is not a relative of a member of the management of the Company; and

    "is not an officer of a company on which Loews Corporation's Chairman or Chief Executive Officer is also a board member.

    "The Committee's responsibilities shall include establishing procedures for the nomination process, the development of board nominee criteria, and the recommendation of candidates for the board. The procedures and criteria developed shall be described in the Company's proxy statement covering the election of nominees.

    "SUPPORTING STATEMENT: This proposal is intended to help strengthen the process by which nominees for the board of directors of the Company are selected. We believe that this will in turn strengthen the board of directors and enhance Company performance over the long term. A Nominating Committee composed entirely of independent directors will identify qualified board nominees according to published procedures and criteria which will help to minimize unrecognized biases or preferences that informal processes may allow.

    "At present, the Company's board of directors does not maintain a nominating committee. The absence of such a committee is inexcusable. The Company's present informal process for determining board candidates is not appropriate. A formal nominating committee with established procedures and defined candidate criteria must be a central component of the Company's corporate governance system. It is a principle responsibility of the board to direct, monitor and evaluate the Company's senior management. For this reason, we believe it is best if senior executives not play a direct role in the process of bringing new nominees onto the board. We believe that the creation of a Nominating Committee of the board composed entirely of independent directors is in the best interests of all the shareholders."

                                     18

       The Board of Directors recommends a vote AGAINST Proposal No. 8.

  The Board of Directors continues to believe, as it did in 1981 when a proposal to establish a nominating committee was rejected by over 98% of the votes cast, that a nominating committee is not necessary. The Board believes that arbitrarily excluding from the nominating process members of the Board who serve in management of the Company would serve no useful purpose. Accordingly, the Board of Directors recommends a vote against this proposal.

               SHAREHOLDER PROPOSAL RELATING TO CIGARETTE FILTERS
                               (Proposal No. 9)

  Gregory N. Connolly, 399 Common Street, Belmont, Massachusetts 02178, owner of 20 shares of Common Stock, has notified the Company in writing that he intends to present the following resolution at the Annual Meeting for action for the shareholders:

    "WHEREAS: A recent study conducted at the Roswell Park Cancer Institute found that fibers discharged from cigarette filters become embedded in the lungs of cigarette smokers and that these filters may cause chronic irritation to the lungs, possibly contributing to smoking related diseases.

    "WHEREAS: Our company used asbestos in the 1950's in its manufacture of the Kent micronite filter cigarette, and whereas our company and the manufacturer of the filter was sued in California court for allegedly causing lung cancer in a smoker of the Kent micronite filtered cigarettes. The court awarded the smoker $2 million dollars for damages against our company and the filter manufacturer.

    "WHEREAS: The jury awarded the smoker $700,000 dollars in punitive damages and on appeal the court affirmed the verdict and concluded that 'substantial evidence supports the punitive damage award against Lorillard'. It said that the evidence, 'sufficient to show that in the 1950's P. Lorillard knew or should have known that smoking asbestos-containing filter cigarettes could result in irreversible and fatal asbestos-related illness'.

    "WHEREAS: Our company could be subject to lawsuits in the future if it is found that fibers are discharged from our filters and cause physical harm to smokers.

    "BE IT RESOLVED: That shareholders request the Board of Directors to establish an independent research committee on cigarette filters to determine if the fibers are discharged and ingested into the lungs of smokers, and based on appropriate toxicological testing determine if these fibers cause adverse health effects to the lungs of smokers. The committee shall update its funding and recommendations to the shareholders prior to the 1999 annual meeting.

        The Board of Directors recommends a vote AGAINST Proposal No. 9.

  Lorillard believes that the suggestion that cigarette filter fibers are released and inhaled by smokers is based on an unproven hypothesis that is not borne out by scientific evidence. Numerous studies reviewed by Lorillard have established that fibers from today's cigarette filters are too large to be inhaled and deposited in a human lung. The authors of the study cited by the proponent did not provide conclusive evidence that the single fiber they found in fact came from the material in a cigarette filter. Lorillard therefore believes it unnecessary to establish "an independent research committee on cigarette filters."

  Further, the lawsuits that have been brought against Lorillard that allege injury from the original Kent filter concern a product that was on the market for only four years, over forty years ago and which never had more than one percent of the market. Analysis of the smoke from the original Kent

                                     19

cigarettes demonstrated the absence of asbestos, or levels of asbestos below that which is present in the ambient air. Lorillard has successfully defended eight of the ten cases brought to trial in which plaintiffs have alleged injury from smoking original Kent cigarettes. Accordingly, the Board of Directors recommends a vote against this proposal.

                                   OTHER MATTERS

  The Company knows of no other matters to be brought before the meeting. If other matters should properly come before the meeting, proxies will be voted on such matters in accordance with the best judgment of the persons appointed by the proxies.

  The Company will bear all costs in connection with the solicitation of proxies for the meeting. The Company intends to request brokerage houses, custodians, nominees and others who hold stock in their names to solicit proxies from the persons who own stock, and such brokerage houses, custodians, nominees and others, will be reimbursed for their out-of-pocket expenses and reasonable clerical expense. In addition to the use of the mails, solicitation may be made by employees of the Company and its subsidiaries personally or by mail or telephone.

Shareholder Proposals for the 1999 Annual Meeting

  Shareholder proposals for the 1999 Annual Meeting must be received by the Company at its principal executive offices not later than November 27, 1998 in order to be included in the Company's proxy materials. Shareholder proposals should be addressed to Loews Corporation, 667 Madison Avenue, New York, New York 10021-8087, Attention: Corporate Secretary.

                                        By order of the Board of Directors,


                                                  BARRY HIRSCH
                                                   Secretary


Dated:  March 26, 1998



                         PLEASE COMPLETE, DATE, SIGN AND
                           RETURN YOUR PROXY PROMPTLY

                                     20

LOEWS CORPORATION                                                          Proxy
--------------------------------------------------------------------------------
This Proxy is Solicited on Behalf of the Board of Directors

  The undersigned hereby constitutes and appoints Bernard Myerson, Barry Hirsch and Gary W. Garson and each of them, each with full power of substitution, true and lawful attorneys, agents and proxies with all the powers the undersigned would possess if personally present, to vote all shares of Common Stock of the undersigned in Loews Corporation at the Annual Meeting of Shareholders to be held at the Continental Club, 180 Maiden Lane, New York, New York, on May 12, 1998, at 11:00 A.M., New York City Time, and at any adjournments thereof, upon the matters set forth in the Notice of Meeting and accompanying Proxy Statement and, in their judgment and discretion, upon such other business as may properly come before the meeting.

  This Proxy when properly executed will be voted in the manner directed by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS, "FOR" PROPOSAL 2, AND "AGAINST" PROPOSALS 3, 4, 5, 6, 7, 8 and 9.


                  THIS PROXY IS CONTINUED ON THE REVERSE SIDE
              PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY

The Board of Directors recommends a vote               The Board of Directors recommends a vote AGAINST           Please mark
FOR Items 1 and 2                                      Items 3, 4, 5, 6, 7, 8 and 9                               your votes
                                                                                                                  like this   [ X ]

Item 1-ELECTION OF DIRECTORS       WITHHELD
Nominees: C.B. Benenson,      FOR  FOR ALL                        FOR   AGAINST ABSTAIN                      FOR   AGAINST  ABSTAIN
          J. Brademas,                       ITEM 3-SHAREHOLDERS  [  ]   [   ]   [  ]   ITEM 5-SHAREHOLDER   [  ]    [  ]    [  ]
          D.H. Chookaszian,                         PROPOSAL-                                  PROPOSAL-
          P.J. Fribourg,                            EXECUTIVE                                  EXECUTIVE
          B. Myerson,                               COMPENSATION                               COMPENSATION
          E.J. Noha,          [  ]   [  ]                                                      AND TEEN
          G.R. Scott,                        ITEM 4-SHAREHOLDER   [  ]   [   ]   [  ]          SMOKING
          A.H. Tisch,                               PROPOSAL-
          J.S. Tisch,                               CIGARETTE                           ITEM 6-SHAREHOLDER   [  ]    [  ]    [  ]
          J.M. Tisch,                               USE BY                                     PROPOSAL-
          L.A. Tisch,                               PREGNANT                                   INDEPENDENT
          and P.R. Tisch.                           WOMEN                                      DIRECTORS

WITHHELD FOR: (Write that Nominee's name                                                ITEM 7-SHAREHOLDER   [  ]    [  ]    [  ]
in the space provided below.)                                                                  PROPOSAL-
                                                                                               CONFIDENTIAL
                                                                                               VOTING
-------------------------------------------
ITEM 2-RATIFY DELOITTE   FOR  AGAINST  ABSTAIN                                          ITEM 8-SHAREHOLDER   [  ]    [  ]    [  ]
       & TOUCHE LLP AS                                                                         PROPOSAL-
       INDEPENDENT       [  ]   [  ]    [  ]                                                   NOMINATING
       ACCOUNTANTS                                                                             COMMITTEE

                                                                                        ITEM 9-SHAREHOLDER   [  ]    [  ]    [  ]
                                                                                               PROPOSAL-
                                                                                               CIGARETTE
                                                                                               FILTERS


                                                                     ----------
                                                                               |  Please sign EXACTLY as name appears on this
                                                                               |  Proxy. When shares are held by joint tenants,
                                                                               |  both should sign. When signing as attorney,
                                                                               |  executor, administrator, trustee or guardian,
                                                                               |  please give full title as such. Corporate and
                                                                               |  partnership proxies should be signed by an
                                                                               |  authorized person indicating the person's title.


Signature(s)                                                                      Date
            --------------------------------------------------------------            ---------------------------------------------
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